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                                                                    Exhibit 99.1



                                 CENTOCOR, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT is entered into as of the __________ day of __________ between Centocor, Inc., a Pennsylvania corporation (the "Company"), and __________ ("Grantee").

     WHEREAS, the Board of Directors of the Company has determined that it is in the interest of the Company and its shareholders to grant Grantee the option provided for herein as an inducement to service and continued service with the Company.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     SHARES OPTIONED; PRICE; TIME OF EXERCISE.  The Company grants Grantee the
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right and option, for the term of ten (l0) years from the date hereof (which date shall be deemed to be the date of grant of this option), to purchase, on the terms and conditions hereinafter set forth, up to _____ shares of the Company's $.0l par value Common Stock (the "Option Shares"). The purchase price per share shall be $_______. The option shall be exercisable in the amounts and in the respective periods set forth below:

          (a) As to one-half of the Option Shares, after 24 months from the date of grant;
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          (b)  As to one-fourth of the Option Shares, after 36 months from the date of grant; and

          (c) As to one-fourth of the Option Shares, after 48 months from the date of grant to and including 120 months from the date of grant;

provided, however, that if during the periods specified in (a) and (b) above the Grantee does not purchase the total number of Option Shares which Grantee is then entitled to purchase, Grantee may in the subsequent period described above purchase such remaining shares in addition to the Option Shares which vest in such period. No partial exercise of the option granted hereunder may be for fractional shares or for less than ten (l0) full shares.

     1.   EXERCISE OF OPTION.  Grantee may exercise the vested portion of the
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option granted hereunder from time to time by delivering to the Company:

          (a) Written notice of the exercise marked for the attention of the Secretary specifying the number of full shares in respect of which the option is being exercised;

          (b) Payment for such shares in cash or by certified check payable to the order of the Company, or in shares of stock of the Company already owned by Grantee for at least six (6) months having a fair market value equal to the option price on the date of exercise, or any combination of cash and stock;

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          (c)  If required by the Board of Directors, a written statement that
               Grantee is purchasing the shares for investment and not with a view toward their distribution and will not sell or transfer any shares received upon the exercise of the option except in accordance with the Securities Act of l933 (the "l933 Act") and applicable state securities laws; and

          (d) To the extent required by the Company, evidence reasonably satisfactory to the Company that at the time of exercise Grantee meets such other requirements as the Board of Directors may determine.

     Subject to the other terms and conditions of this Agreement, upon receipt of such notice, payment and other documents as may be required, the Company shall be obligated to sell and Grantee shall be obligated to buy the shares properly specified in said notice, and the Company shall issue one or more certificates reflecting the number of shares with respect to which the option shall have been so exercised.

     2.   SERVICE REQUIREMENT.  On the effective date that Grantee ceases to be
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a consultant to the Company (or a parent or subsidiary of the Company), all of
Grantee's rights to vest in unvested options and exercise unexercised options awarded hereunder shall terminate.

     3.   NON-ASSIGNABILITY OF OPTIONS.  The option granted hereunder shall be
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exercisable only by Grantee.  The option granted hereunder and the rights and privileges

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conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said option or of any right or privilege conferred hereby contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, said option and the rights and privileges conferred hereby shall immediately terminate.

     4.   COMMON STOCK SUBJECT TO OPTION.  The common stock of the Company, par
          -------------------------------
value $.0l per share, subject to this option may be unissued shares or treasury shares, including shares bought on the open market. The Company at all times during the term of this option agreement shall keep available the number of shares of stock required to satisfy this option.

     5.   COMPLIANCE WITH GOVERNMENTAL AND OTHER REGULATIONS.  The Company shall
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not be obligated to issue and sell any option shares granted hereunder if, in the opinion of its counsel, such issuance and sale would violate any applicable federal or state securities laws. The Company may use reasonable efforts to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell shares of stock to satisfy this option agreement. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems

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necessary for the lawful issuance and sale of the Company's stock to satisfy this option agreement shall relieve the Company from any liability for failure to issue and sell such stock until the time when such authority is obtained or is obtainable.

     6.   ADJUSTMENTS.  If any change is made in the common stock subject to
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this option agreement through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, appropriate adjustments shall be made by the Board of Directors as to the number of shares and price per share of stock subject to this option agreement.

     7.   RIGHTS OF GRANTEE IN STOCK.  Neither Grantee nor any person claiming
          ---------------------------
under or through Grantee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any option shares unless and until such shares are issued and Grantee or such person or persons have received a certificate or certificates therefor.

     8.   EFFECT ON RELATIONSHIP.  Nothing herein shall create an employment or
          -----------------------
agency relationship between the Company and Grantee. Nothing herein shall affect or limit the right of the Company to terminate Grantee's services, responsibilities or duties at any time for any reason whatsoever.

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     9.   NOTICES.  Any notice required or permitted hereunder shall be
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sufficiently given only if sent by registered or certified mail postage prepaid, addressed to the Company, Attn: Secretary, 200 Great Valley Parkway, Malvern, Pennsylvania l9355, and to Grantee at the address given beneath his signature hereto, or to such other address as either party may hereafter designate in writing.

     10.  SUCCESSORS.  This Agreement shall be binding upon and inure to the
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benefit of any successor of the Company.

     11.  GOVERNING LAW.  This Agreement shall be construed and interpreted in
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accordance with the internal laws of the Commonwealth of Pennsylvania without regard to conflicts of laws provisions.

     12.  ENTIRE AGREEMENT.  This instrument contains the entire agreement
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between the parties hereto and may not be modified or amended except in a writing signed by the parties hereto.

     13.  COUNTERPARTS.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.

                                        CENTOCOR, INC.

Attest:

__________________________              By:___________________________________



                                        GRANTEE:______________________________

                                        Address:______________________________

                                                ______________________________

                                                ______________________________


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